Exhibit 99.2

ABCJ, LLC Reports and Financial Statements For the nine months ended September 30, 2025 and 2024

ABCJ, LLC

TABLE OF CONTENTS

Page(s)
Unaudited Interim Condensed Consolidated Balance Sheets as of September 30, 2025 and December 31, 2024	1
Unaudited Interim Condensed Consolidated Statements of Operations and Comprehensive Loss for the nine months ended September 30, 2025 and 2024	2
Unaudited Interim Condensed Consolidated Statements of Changes in Members' Equity for the nine months ended September 30, 2025 and 2024	3
Unaudited Interim Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2025 and 2024	4
Notes to the Unaudited Interim Condensed Consolidated Financial Statements	5 – 7

ABCJ, LLC

Unaudited Interim Condensed Consolidated Balance Sheets

As of September 30, 2025, and December 31, 2024

(in thousands of US Dollars, unless otherwise stated)

	As of September 30, 2025	As of December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$4,237	$4,871
Prepayment and other receivables	107	69
Total current assets	4,344	4,940
Non-current assets:
Plant and equipment, net	509	813
Intangible asset	14,000	14,000
Total non-current assets	14,509	14,813
Total assets	$18,853	$19,753
Liabilities
Current liabilities:
Trade payables	$1,205	$224
Accrued expenses and other current liabilities	3,477	1,741
Amount due to intermediate holding company	4	4
Amounts due to fellow subsidiaries	10	2
Total current liabilities	4,696	1,971
Total liabilities	4,696	1,971
Commitment and contingencies (Note 8)

Members' Equity
Members' contribution	224,872	210,872
Accumulated deficit	(210,715)	(193,090)
Total members' equity	14,157	17,782
Total liabilities and members' equity	$18,853	$19,753

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

ABCJ, LLC

Unaudited Interim Condensed Consolidated Statements of Operations and Comprehensive Loss

For the nine months ended September 30, 2025 and 2024

(in thousands of US Dollars, unless otherwise stated)

	Nine Months Ended September 30,
	2025	2024
Operating expenses:
Research and development	$15,325	$9,642
General and administrative	2,300	1,113
Total operating expenses	17,625	10,755
Net loss and total comprehensive loss	$(17,625)	$(10,755)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

ABCJ, LLC

Unaudited Interim Condensed Consolidated Statements of Changes in Members' Equity

For the nine months ended September 30, 2025 and 2024

(in thousands of US Dollars, unless otherwise stated)

	Members' Contribution	Accumulated Deficit	Total Members' Equity
Members' equity, December 31, 2023	$194,372	$(176,739)	$17,633
Members' contribution	10,500	-	10,500
Net loss and total comprehensive loss	-	(10,755)	(10,755)
Members' equity, September 30, 2024	$204,872	$(187,494)	$17,378

Members' equity, December 31, 2024	$210,872	$(193,090)	$17,782
Members' contribution	14,000	-	14,000
Net loss and total comprehensive loss	-	(17,625)	(17,625)
Members' equity, September 30, 2025	$224,872	$(210,715)	$14,157

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

ABCJ, LLC

Unaudited Interim Condensed Consolidated Statements of Cash Flows

For the nine months ended September 30, 2025 and 2024

(in thousands of US Dollars, unless otherwise stated)

	Nine Months Ended
	September 30,
	2025	2024
Cash flows used in operating activities:
Net loss	$(17,625)	$(10,755)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	304	300
Changes in operating assets and liabilities:
Prepayment and other receivables	(38)	47
Trade payables	981	3
Accrued expenses and other current liabilities	1,736	(2,002)
Amount due to a fellow subsidiary	8	-
Net cash used in operating activities	(14,634)	(12,407)

Cash flows used in investing activities:
Purchase of property and equipment	-	(177)
Cash used in investing activities:	-	(177)

Cash flows from financing activities:
Contribution from members	14,000	10,500
Cash provided by financing activities	14,000	10,500

Net decrease in cash and cash equivalents	(634)	(2,084)
Cash and cash equivalents, beginning of period	4,871	5,381
Cash and cash equivalents, end of period	$4,237	$3,297

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

ABCJ, LLC

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(in thousands of US Dollars, unless otherwise stated)

1.	Organization and Description of Business

ABCJ, LLC (the "Company") was formed in Delaware on April 30, 2007, and its registered office address is located at 251 Little Falls Drive, Wilmington, DE 19808, United States. The Company is an investment holding company where its subsidiaries (together with the Company, the “Group”) are engaged in the research, development, and commercialization of innovative immuno-oncology therapies. The Group is developing seviprotimut-L, a novel polyvalent shed antigens vaccine for the adjuvant treatment of melanoma.

The Group is subject to risks common to other pre-revenue biopharmaceutical companies in the R&D stage, including, but not limited to, uncertainty of successfully completing human clinical trials with seviprotimut-L, obtaining health authority approvals to commercialize and sell seviprotimut-L, competitors launching their products and therapies in the same markets and indications as seviprotimut-L, dependence on key personnel, protection of proprietary technology, and the ability to raise additional financing. There can be no assurance that these efforts will be successful.

Liquidity — The Group has incurred significant losses and negative cash flows from operations. As of September 30, 2025, and December 31, 2024, the Group had cash and cash equivalents of $4,237 and $4,871, respectively, and its accumulated deficit was $210,715 and $193,090, respectively. As further described in Note 9, the Company completed a transaction, effective from October 8, 2025, with TransCode Therapeutics, Inc. ("TransCode"), a Delaware corporation listed on the Nasdaq Stock Exchange, whereby TransCode acquired 100% of the Company's outstanding membership interests (the “Transaction”). TransCode, the immediate parent of the Company following consummation of the Transaction, has agreed to provide adequate funds to enable the Group to meet in full its financial obligations as they fall due for the next 12 months following the issuance date of these condensed consolidated financial statements by utilizing the consideration of $25 million (of which $20 million was received, and remaining $5 million will be due and payable upon January 1, 2026) pursuant to the investment agreement entered between TransCode and DEFJ, LLC, a Delaware limited liability company (“DEFJ”)as disclosed in Note 9. The Group has not generated any revenues to date from any of its product candidates. The Group does not anticipate generating any revenues from any of its product candidates unless and until the Group is able to successfully pass and complete required phase 2 and 3 human clinical trials, and obtain regulatory approvals to commercialize and sell any of its product candidates for the indications.

The Group assessed it has adequate resources to meet its financial liabilities and obligations as and when they fall due and has the ability to continue as a going concern for the next 12 months following the issuance date of these consolidated financial statements. Management’s evaluation of the events and conditions and management’s plans to mitigate these matters are also described above. Management prepared the consolidated financial statements assuming the Group will continue as a going concern. However, there is no assurance that the financing plan above can be achieved as planned. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	SIGNIFICANT ACCOUNTING POLICIES

There have been no changes to the significant accounting policies described in the notes to the Group’s consolidated financial statements for the year ended December 31, 2024, that have a material impact on these condensed consolidated financial statements.

Basis of Presentation — The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP). The unaudited interim condensed consolidated financial statements include the results of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated during consolidation. The consolidated balance sheet as of December 31, 2024, included herein was derived from the audited financial statements as of that date, but does not include all disclosures including certain notes required by US GAAP on a recurring basis. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the annual financial statements and reflect all normal recurring adjustments necessary to present fairly the balance sheets, statements of operations, statements of comprehensive loss, statements of members’ equity, and statements of cash flows for the interim periods, but are not necessarily indicative of the results to be expected for the full year or any other future period.

These unaudited interim condensed consolidated financial statements should be read in conjunction with the Group’s audited consolidated financial statements and notes included in the Group’s consolidated financial statements issued on December 23, 2025.

Use of Estimates — The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the unaudited interim condensed consolidated financial statements and the reported amounts of expenses during the reporting period. These estimates include, but are not limited to, R&D accruals and useful lives of property and equipment. Actual results could differ from those estimates.

Concentrations of Credit Risk — Financial instruments that potentially subject the Group to significant concentrations of credit risk consist primarily of cash and cash equivalents. The Group maintains deposits in reputable financial institutions. The Group has not experienced any losses in such accounts and believes it is not exposed to significant risk on its cash balances due to the financial position of the depository institution in which those deposits are held.

ABCJ, LLC

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(in thousands of US Dollars, unless otherwise stated)

2.            SIGNIFICANT ACCOUNTING POLICIES - continued

Recent Accounting Pronouncements, Not Yet Adopted — In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU No. 2023-09”), which intends to improve income tax disclosures. The guidance requires disclosure of disaggregated income taxes paid, prescribes standardized categories for the components of the effective tax rate reconciliation, and modifies other income tax-related disclosures. The standard will be effective for the Group beginning with its reporting for annual periods beginning after December 15, 2025, with early adoption permitted. The Group is currently evaluating the impact of this standard on its income tax disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement-Reporting Comprehensive Income Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, requiring public entities to disclose additional information about specific expense categories in the notes to the financial statements on an interim and annual basis. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027, with early adoption permitted. The Group is currently evaluating the impact from the adoption of this ASU on its consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Group's unaudited interim condensed consolidated financial statements upon adoption.

3.	INTANGIBLE ASSET

The amount recognized on the balance sheet as an intangible asset relates to technology and know-how acquired with indefinite useful life. It will be tested for impairment annually and whenever there is an indication that it may be impaired. The Group tests the impairment of the intangible asset by assessing, where appropriate, the cash flows and profit projections, and the progress of the development activities. During the nine months ended September 30, 2025 and 2024, no impairment was recognized.

4.	Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consisted of the following:

	As of September 30, 2025	As of December 31, 2024
Accrued payroll and bonus	$2,628	$702
Accrued research and development	849	1,011
Other accrued expenses	-	28
	$3,477	$1,741

As of September 30, 2025, accrued termination benefits of $2,397 were recognized within accrued payroll and bonus. The actual payments were finalized and fully settled in the subsequent period.

5.	BALANCES WITH intermediate holding company AND FELLOW SUBSIDIARIES

As of September 30, 2025, amounts due to intermediate holding company, Conjoint Inc, were $4 (December 31, 2024: $4), and to fellow subsidiaries, Fonjoint LLC, $2 (December 31, 2024: $2) and CK Life Sciences Limited, $8 (December 31, 2024: $0). The amounts were unsecured, non-interest bearing and repayable on demand.

6.	MEMBERS’ EQUITY

The Company is a Delaware limited liability company. Members' equity consists of capital contributions from members, accumulated deficit attributable to members, and distributions.

The Company may make distributions to members at the discretion of the Board of Managers in accordance with the terms of the LLC Agreement. No distributions were made during the nine months ended September 30, 2025 and 2024.

ABCJ, LLC

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(in thousands of US Dollars, unless otherwise stated)

7.	INCOME TAXES

The Company and its subsidiary, Polynoma LLC, incurred no income tax provision for the nine months period ended September 30, 2025 and 2024. The Company and Polynoma LLC are disregarded entities in the United States and their loss are included in the tax reporting of its parent. The other subsidiary of the Company, Polynoma Inc., is inactive and did not have any income and expense for the nine months ended September 30, 2025 and 2024. As such, the Group is not subject to income tax and the net effective tax rate for the Group is 0%.

8.	CONTINGENCIES

From time to time, the Group may be involved in various claims and legal disputes or proceedings arising in the ordinary course of business. The Group is not currently a party to any material legal proceedings the outcome of which the Group believes, if determined adversely to the Group, would individually or in the aggregate have a material adverse effect on the Group's business or financial condition.

9.	SUBSEQUENT EVENTS

The Group has evaluated the effects of subsequent events on its financial statements through December 23, 2025, which is the date the financial statements were available to be issued.

On October 8, 2025, TransCode Therapeutics, Inc. ("TransCode"), a Delaware corporation, entered into a membership interest purchase agreement with DEFJ, a subsidiary of CK Life Sciences Int’l., (Holdings) Inc., pursuant to which TransCode acquired 100% of the issued and outstanding membership interests of the Company, for a total consideration of $125,000.

Concurrent with this acquisition, TransCode entered into an investment agreement on October 8, 2025, with DEFJ for an aggregate consideration of $25,000, consisting of $20,000 in cash and a promissory note with an aggregate principal amount of $5,000.